As filed with the Securities and Exchange Commission on October 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2588479 (I.R.S. Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111
(Address of Principal Executive Offices including zip code)

IRON MOUNTAIN INCORPORATED 2013 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

William L. Meaney

President and Chief Executive Officer

Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts 02111

(617) 535-4766

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000	$26.92	$26,920,000.00	$3,467.30

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Iron Mountain Incorporated (the “Company” or “Registrant”) common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan (the “Plan”) as a result of stock splits, stock dividends, recapitalization or similar transactions.

(2)         Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices of Common Stock on the New York Stock Exchange on October 25, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of Form S-8 will be sent or given to employees participating in the Plan in accordance with Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act, consistent with the instructions to Part I of Form S-8. These documents and the documents incorporated by reference in Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Commission, are incorporated by reference in and made a part of this Registration Statement, as of their respective dates:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 1, 2013;

•                  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013, filed with the Commission on May 2, 2013, June 30, 2013, filed with the Commission on August 1, 2013, and September 30, 2013, filed with the Commission on October 31, 2013;

•                  Current Reports on Form 8-K filed with the Commission on February 4, 2013, March 20, 2013, June 12, 2013, August 8, 2013 (two separate current reports dated and filed on August 8, 2013), August 12, 2013, August 14, 2013, August 20, 2013, August 22, 2013, October 10, 2013 and October 18, 2013;

•                  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, from our definitive Proxy Statement for our 2013 Annual Meeting of Stockholders dated April 24, 2013; and

•                  the description of our common stock contained in the Registration Statement on Form 8-A dated May 27, 1997, as amended by Amendment No. 1 to Form 8-A on June 3, 2005, and including all further amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit. Our certificate of incorporation eliminates the liability of directors to the fullest extent permissible under Delaware law.

Section 145 of the DGCL, or Section 145, authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorneys’ fees, judgments, fines and expenses) they may incur in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that such persons have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agents, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article 12 of the Company’s bylaws provides indemnification to directors and officers for all actions taken by them and for all failures to take action to the fullest extent permitted by Delaware law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative or investigative. Article 12 also permits the Company, by action of its board of directors, to indemnify employees and other agents of the Company to the same extent as directors and officers. Amendments, repeals or modifications of Article 12 can only be prospective and no such change may reduce the limitations of director’s liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote in elections of directors. Article 12 further permits the Company to maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware law against any such expenses, liability or loss.

Reference is made to our bylaws, filed as Exhibit 3.1 to our Current Report on Form 8 K filed with the Securities and Exchange Commission, or the SEC, on March 5, 2010. Reference is also made to our Amended and Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.)

4.2	Amended and Restated Bylaws of the Company (as adopted on March 5, 2010). (Incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2010.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24	Powers of Attorney. (Included on the signature pages to this Registration Statement.)

99.1

Iron Mountain Incorporated 2013 Employee Stock Purchase Plan. (Incorporated by reference to Appendix A of our definitive Proxy Statement for the 2013 Annual Meeting of Stockholders dated April 24, 2013.)

Item 9. Undertakings.

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Iron Mountain Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 31, 2013.

IRON MOUNTAIN INCORPORATED

By:	/s/ Brian P. McKeon
Brian P. McKeon
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint William L. Meaney and Brian P. McKeon, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ William L. Meaney	President, Chief Executive Officer and Director	October 31, 2013
William L. Meaney	(Principal Executive Officer)

/s/ Brian P. McKeon	Executive Vice President and Chief Financial Officer	October 31, 2013
Brian P. McKeon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ted R. Antenucci	Director	October 31, 2013
Ted R. Antenucci

/s/ Clarke H. Bailey	Director	October 31, 2013
Clarke H. Bailey

/s/ Kent P. Dauten	Director	October 31, 2013
Kent P. Dauten

/s/ Paul F. Deninger	Director	October 31, 2013
Paul F. Deninger

/s/ Per-Kristian Halvorsen	Director	October 31, 2013
Per-Kristian Halvorsen

/s/ Michael W. Lamach	Director	October 31, 2013
Michael W. Lamach

/s/ Arthur D. Little	Director	October 31, 2013
Arthur D. Little

/s/ Walter C. Rakowich	Director	October 31, 2013
Walter C. Rakowich

/s/ Vincent J. Ryan	Director	October 31, 2013
Vincent J. Ryan

/s/ Laurie A. Tucker	Director	October 31, 2013
Laurie A. Tucker

/s/ Alfred J. Verrecchia	Director	October 31, 2013
Alfred J. Verrecchia

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
4.1	Amended and Restated Certificate of Incorporation of the Company, as amended. (Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.)

4.2	Amended and Restated Bylaws of the Company (as adopted on March 5, 2010). (Incorporated by reference to the Company’s Current Report on Form 8-K dated March 5, 2010.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24	Powers of Attorney. (Included on the signature pages to this Registration Statement.)

99.1

Iron Mountain Incorporated 2013 Employee Stock Purchase Plan. (Incorporated by reference to Appendix A of our definitive Proxy Statement for the 2013 Annual Meeting of Stockholders dated April 24, 2013.)